UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2026

CLEARSIGN TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-35521	26-2056298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8023 E. 63rd Place, Suite 101

Tulsa, Oklahoma 74133

(Address of Principal Executive Offices and Zip Code)

(918) 236-6461

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock	CLIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 26, 2026, ClearSign Technologies Corporation (the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the beginning of the Special Meeting, there were 35,968,485 shares of the Company’s common stock, par value $0.0001 per share (the “common stock”), present or represented by proxy, which represented 67.09% of the voting power of the Company’s outstanding shares of voting stock entitled to vote at the Special Meeting, and which constituted a quorum for the transaction of business. Holders of common stock were entitled to one vote for each share of common stock held as of the close of business on January 22, 2026. Summarized below are the final voting results for each proposal submitted to a vote of the stockholders at the Special Meeting. The two proposals below are each described in more detail in the definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on February 2, 2026.

Proposal 1. Approval of an amendment to the Company’s certificate of incorporation, as amended, to effect a reverse stock split of the Company’s outstanding common stock, at a ratio between 1-for-2 and 1-for-10, to be determined at the discretion of the Company’s board of directors (the “Board”), for the purpose of complying with the Nasdaq Listing Rules, subject to the Board’s discretion to abandon such amendment.

For	Against	Abstentions
26,667,027	9,224,242	77,216

The foregoing proposal was approved. There were no broker non-votes on this proposal.

Proposal 2. Approval of one or more adjournments of the Special Meeting.

For	Against	Abstentions
27,887,899	7,865,883	214,703

The foregoing proposal was approved. There were no broker non-votes on this proposal.

Item 5.08	Shareholder Director Nominations.

On February 26, 2026, the Board determined to hold its 2026 annual meeting of stockholders (the “Annual Meeting”) on June 8, 2026. The Board also fixed the close of business on April 13, 2026, as the record date for determining the stockholders of record who will be entitled to vote at the Annual Meeting. Additional details regarding the Annual Meeting, including the time and location, will be set forth in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting to be filed with the SEC.

Because the date of the Annual Meeting has been changed by more than thirty (30) days from the anniversary of the Company’s 2025 annual meeting of stockholders, the Company is providing deadlines regarding the submission of stockholder proposals pursuant to Rule 14a-8 (“Rule 14a-8”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the Annual Meeting. In order for a stockholder proposal, submitted pursuant to Rule 14a-8, to be considered timely for inclusion in the Company’s proxy statement and form of proxy for the Annual Meeting, such proposal must be received by the Company by March 14, 2026, which the Company has determined is a reasonable time before the Company plans to begin printing and mailing its proxy materials. Therefore, in order for a stockholder to submit a proposal for inclusion in the Company’s proxy materials for the Annual Meeting, the stockholder must comply with the requirements set forth in Rule 14a-8, including with respect to the subject matter of the proposal, and must deliver the proposal and all required documentation to the Company at its principal executive offices at the address set forth above no later than March 14, 2026. The public announcement of an adjournment or postponement of the date of the Annual Meeting will not commence a new time period (or extend any time period) for submitting a proposal pursuant to Rule 14a-8.

In accordance with the Company’s amended and restated bylaws (the “Bylaws”), because the date of the Annual Meeting is more than thirty (30) days before the anniversary date of the immediately preceding 2025 annual meeting of stockholders, stockholder proposals submitted outside of the Rule 14a-8 process and nominations for election to the Board at the Annual Meeting, even if the nomination is not to be included in the proxy statement for such meeting, must be received by the Company’s Corporate Secretary no later than the close of business on the later of (i) the 120th day prior to the Annual Meeting or (ii) the 10th day following the day on which the Company first publicly announces the date of the Annual Meeting. Accordingly, notice of stockholder proposals or director nominations under the Bylaws for the Annual Meeting must be received no later than March 14, 2026.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2026

CLEARSIGN TECHNOLOGIES CORPORATION

By:	/s/ Colin James Deller
Name:	Colin James Deller
Title:	Chief Executive Officer